Exhibit 99.1
Farmer Bros. Co.
Reports First Quarter Fiscal 2016 Financial Results

Fort Worth, Texas--(GLOBE NEWSWIRE)—November 5, 2015—Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for the first quarter ended September 30, 2015.

First Quarter Fiscal 2016 Highlights:

•	Net sales decreased 1.9% to $133.4 million in the first quarter of fiscal 2016, as compared to the prior year period;

•	Gross profit increased $2.5 million, or 5.1%, in the first quarter of fiscal 2016, as compared to the prior year period;

•	Net loss was $(1.1) million, or $(0.07) per common share, in the first quarter of fiscal 2016, as compared to net income of $2.5 million, or $0.16 per diluted common share in the prior year period;

•
Non-GAAP net income and Non-GAAP net income per diluted common share in the first quarter of fiscal 2016 were $4.2 million and $0.25, respectively, as compared to $2.6 million and $0.16, respectively, in the prior year period; and

•	Adjusted EBITDA and Adjusted EBITDA Margin in the first quarter of fiscal 2016 were $10.7 million and 8.0%, respectively, as compared to $10.5 million and 7.7%, respectively, in the prior year period.
(The foregoing non-GAAP financial measures are reconciled to their corresponding GAAP measures at the end of this press release).

First Quarter Fiscal 2016 Results:

Net sales for the first quarter of fiscal 2016 decreased $2.6 million, or 1.9%, to $133.4 million, as compared to $136.0 million in the first quarter of the prior fiscal year primarily due to decreases in sales of our coffee, tea and culinary products resulting primarily from the effects of pricing and product mix changes. In the first quarter of fiscal 2016, green coffee processed and sold was approximately 21.6 million pounds, a decrease of 5.3% versus the first quarter of fiscal 2015.

Gross profit in the first quarter of fiscal 2016 increased $2.5 million, or 5.1%, to $50.6 million, as compared to $48.1 million in the first quarter of fiscal 2015. Gross margin increased 250 basis points to 37.9% in the first quarter of fiscal 2016 from 35.4% in the comparable period in the prior fiscal year. The improvements in gross profit and gross margin were primarily due to increased supply chain efficiencies realized primarily through the consolidation of our former Torrance coffee production volumes into our Houston manufacturing facility, and other supply chain improvements.

Michael H. Keown, President and CEO said, “We are pleased with the improvement in our gross margin, and cautiously optimistic that the volume declines we have experienced over the past four quarters will begin to change direction in the coming quarters.”

Operating expenses in the first quarter of fiscal 2016 increased $5.6 million, or 12.4%, to $51.1 million from $45.5 million in the first quarter of the prior fiscal year primarily due to $5.5 million in restructuring and other transition expenses incurred in relation to the Company's corporate relocation plan. In addition an increase in general and administrative expenses of $2.5 million was partially offset by a $2.0 million decrease in selling expenses, as compared to the first quarter of the prior fiscal year. The increase in the general and administrative expenses in the first quarter of fiscal 2016 was primarily due to an increase in employee medical costs and accruals for incentive compensation as compared to the same period in the prior fiscal year. The decrease in selling expenses in the first quarter of fiscal 2016 was primarily due to lower fuel and freight expenses and lower depreciation expense as compared to the same period in the prior fiscal year.

Loss from operations in the first quarter of fiscal 2016 was $(0.6) million as compared to income from operations of $2.6 million in the first quarter of the prior fiscal year, primarily due to restructuring and other transition expenses of $5.5 million incurred in connection with the Company's corporate relocation plan.

Total other expense in the first quarter of fiscal 2016 was $0.6 million, primarily due to net losses on coffee-related derivative instruments of $(0.7) million, as compared to total other income in the first quarter of fiscal 2015 of $0.1 million, primarily due to $49,000 in net gains on coffee-related derivative instruments in the prior year period.

As a result, net loss in the first quarter of fiscal 2016 was $(1.1) million, or $(0.07) per common share, compared to net income of $2.5 million, or $0.16 per diluted common share, in the first quarter of the prior fiscal year.

Non-GAAP Financial Measures:

Non-GAAP net income, Non-GAAP net income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Non-GAAP net income in the first quarter of fiscal 2016 was $4.2 million, as compared to Non-GAAP net income of $2.6 million in the prior year period. Non-GAAP net income per diluted common share was $0.25 in the first quarter of fiscal 2016, as compared to Non-GAAP net income per diluted common share of $0.16 in the prior year period.

Adjusted EBITDA increased to $10.7 million in the first quarter of fiscal 2016, from $10.5 million in the prior year period, and Adjusted EBITDA Margin increased to 8.0% in the first quarter of fiscal 2016, from 7.7% in the prior year period.

Treasurer and CFO, Isaac N. Johnston, Jr. said, “In the first quarter of fiscal 2016, we made significant progress in leveraging our manufacturing capacity, which helped us deliver solid financial results.” Mr. Johnston added, “We will continue to execute on our corporate relocation plan in order to drive additional efficiencies throughout the organization.”

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products. The Company's customers include restaurants, hotels, casinos, offices, quick service restaurants (“QSR's”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffee house channels. The Company's product line includes roasted coffee, liquid coffee, coffee-related products such as coffee filters, sugar and creamers, assorted iced and hot teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, dressings, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2015 and has approximately 1,750 employees nationwide. The Company's primary brands include Farmer Brothers™, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™ , Cain's™ and McGarvey®. For more information, visit: www.farmerbros.com.

Investor Conference Call

Michael H. Keown, President and CEO, and Isaac N. Johnston, Jr., Treasurer and CFO will host an investor conference call today, November 5, 2015, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the Company’s results for the first quarter ended September 30, 2015 and to provide an update on the Company's corporate relocation plan.  The call will be open to all interested investors through a live audio web broadcast via the Internet at—http://edge.media-server.com/m/p/yg3ehdrp—and at the Company’s website www.farmerbros.com under “Investor Relations.”  The call also will be available to investors and analysts by dialing (844) 423-9890. The passcode/ID is 70485314 within the U.S. and Canada.

The audio-only webcast will be archived for approximately 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.

Forward-Looking Statements

Certain statements contained in this press release, including the Company’s plans and expectations regarding the corporate relocation plan, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects, ” “expects, ” “plans, ” “believes, ” “intends, ” “will, ” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission ("SEC"). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the timing and success of implementation of the Company's corporate relocation plan, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, changes in the quality or dividend stream of the third parties' securities and other investment vehicles in which the Company has invested its assets, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC.

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2015	2014
Net sales	$133,445	$135,984
Cost of goods sold	82,866	87,863
Gross profit	50,579	48,121
Selling expenses	36,441	38,450
General and administrative expenses	9,465	7,009
Restructuring and other transition expenses	5,450	—
Net (gains) losses from sales of assets	(214)	61
Operating expenses	51,142	45,520
(Loss) income from operations	(563)	2,601
Other (expense) income:
Dividend income	293	294
Interest income	104	89
Interest expense	(121)	(207)
Other, net	(875)	(64)
Total other (expense) income	(599)	112
(Loss) income before taxes	(1,162)	2,713
Income tax (benefit) expense	(88)	198
Net (loss) income	$(1,074)	$2,515
Net (loss) income per common share—basic	$(0.07)	$0.16
Net (loss) income per common share—diluted	$(0.07)	$0.16
Weighted average common shares outstanding—basic	16,269,368	16,003,802
Weighted average common shares outstanding—diluted	16,269,368	16,130,745

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)

	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$22,765	$15,160
Restricted cash	1,274	1,002
Short-term investments	22,837	23,665
Accounts and notes receivable, net	42,973	40,161
Inventories	56,744	50,522
Income tax receivable	797	535
Prepaid expenses	3,685	4,640
Total current assets	151,075	135,685
Property, plant and equipment, net	90,271	90,201
Goodwill and intangible assets, net	6,641	6,691
Other assets	7,612	7,615
Deferred income taxes	751	751
Total assets	$256,350	$240,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,892	$27,023
Accrued payroll expenses	23,451	23,005
Short-term borrowings under revolving credit facility	154	78
Short-term obligations under capital leases	2,904	3,249
Short-term derivative liabilities	3,632	3,977
Deferred income taxes	1,390	1,390
Other current liabilities	6,539	6,152
Total current liabilities	76,962	64,874
Accrued pension liabilities	47,506	47,871
Accrued postretirement benefits	23,505	23,471
Accrued workers’ compensation liabilities	10,964	10,964
Other long-term liabilities—capital leases	2,059	2,599
Other long-term liabilities	3,609	225
Deferred income taxes	909	928
Total liabilities	$165,514	$150,932
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized and none issued	$—	$—
Common stock, $1.00 par value, 25,000,000 shares authorized; 16,676,403 and 16,658,148 issued and outstanding at September 30, 2015 and June 30, 2015, respectively	16,676	16,658
Additional paid-in capital	39,696	38,143
Retained earnings	105,790	106,864
Unearned ESOP shares	(11,234)	(11,234)
Accumulated other comprehensive loss	(60,092)	(60,420)
Total stockholders’ equity	$90,836	$90,011
Total liabilities and stockholders’ equity	$256,350	$240,943

Non-GAAP Financial Measures

In addition to net income (loss) determined in accordance with GAAP, we use the following non-GAAP financial measures in assessing our operating performance:
“Non-GAAP net income” is defined as net income (loss) excluding the impact of:
•restructuring and other transition expenses, net of tax; and
•net gains and losses from sales of assets, net of tax.
“Non-GAAP net income per diluted common share” is defined as Non-GAAP net income divided by the weighted-average number of common shares outstanding, inclusive of the dilutive effect of common equivalent shares outstanding during the period.
“Adjusted EBITDA” is defined as net income (loss) excluding the impact of:
•income taxes;
•interest expense;
•depreciation and amortization expense;
•ESOP and share-based compensation expense;
•non-cash impairment losses;
•non-cash pension withdrawal expense;
•other similar non-cash expenses;
•restructuring and other transition expenses; and
•net gains and losses from sales of assets.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
Restructuring and other transition expenses are expenses that are directly attributable to the Company's corporate relocation plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets. In the fourth quarter of fiscal 2015, we modified previously reported non-GAAP financial measures to exclude net gains and losses on sales of assets because we believe these gains and losses are not reflective of our ongoing operating results. As a result, we began referring to the measures previously titled “Net income excluding restructuring and other transition expenses” and “Net income excluding restructuring and other transition expenses per common share-diluted” as “Non-GAAP net income” and “Non-GAAP net income per diluted common share.” In addition, we redefined “Adjusted EBITDA” to also exclude net gains and losses from sales of assets. The historical presentation of these measures has been recast to conform to the revised definitions and the current year presentation. Non-GAAP net income, Non-GAAP net income per diluted common share, Adjusted EBITDA, Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net (loss) income to Non-GAAP net income, and reported net (loss) income per common share—diluted to Non-GAAP net income per diluted common share (unaudited):

	Three Months Ended September 30,
($ in thousands)	2015	2014
Net (loss) income, as reported(1)	$(1,074)	$2,515
Restructuring and other transition expenses, net of tax of zero	5,450	—
Net (gains) losses from sales of assets, net of tax of zero	$(214)	$61
Non-GAAP net income	$4,162	$2,576

Net (loss) income per common share—diluted, as reported	$(0.07)	$0.16
Impact of restructuring and other transition expenses, net of tax of zero	$0.33	$—
Impact of net (gains) losses from sales of assets, net of tax of zero	$(0.01)	$—
Non-GAAP net income per diluted common share(2)	$0.25	$0.16
__________
(1) Includes $0.3 million in beneficial effect of liquidation of LIFO inventory quantities in the three months ended September 30, 2014.
(2) Weighted average common shares outstanding used in the computation of Non-GAAP net income per diluted common share in the three months ended September 30, 2015 includes the dilutive effect of 127,205 shares issuable under stock options.
Set forth below is a reconciliation of reported net (loss) income to Adjusted EBITDA (unaudited):

	Three Months Ended September 30,
($ in thousands)	2015	2014
Net (loss) income, as reported(1)	$(1,074)	$2,515
Income tax (benefit) expense	(88)	198
Interest expense	121	207
Depreciation and amortization expense(2)	5,295	6,256
ESOP and share-based compensation expense	1,229	1,258
Restructuring and other transition expenses(3)	5,450	—
Net (gains) losses from sales of assets	$(214)	$61
Adjusted EBITDA	$10,719	$10,495
Adjusted EBITDA Margin	8.0%	7.7%
__________
(1) Includes $0.3 million in beneficial effect of liquidation of LIFO inventory quantities in the three months ended September 30, 2014.
(2) Excludes in the three months ended September 30, 2015 $0.3 million in depreciation expense associated with the idled Torrance production facility resulting from the consolidation of coffee production operations with the Houston and Portland production facilities.
(3) Includes in the three months ended September 30, 2015 $0.3 million in depreciation expense associated with the idled Torrance production facility resulting from the consolidation of coffee production operations with the Houston and Portland production facilities.

Investor Contact:
Isaac N. Johnston, Jr.
(682) 549-6663